UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, Aspen Aerogels, Inc. (the “Company”) entered into a third amendment (the “SVB Amendment”) to the Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated as of March 12, 2021, as amended, to revise certain financial covenants, among other things.

The summary of the SVB Amendment is qualified in its entirety by reference to the full text of the SVB Amendment, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, John F. Fairbanks, the former Vice President, Chief Financial Officer and Treasurer of the Company entered into a Separation Agreement and Release with the Company (the “Separation Agreement”), effective as of April 1, 2022 (the “Transition Date”). Effective as of the Transition Date, Mr. Fairbanks transitioned to providing consulting and advisory services to the Company for a period ending on March 31, 2023 (the “Consulting Period”) pursuant to a Consulting Agreement and incorporated Statement of Work, dated as of March 29, 2022, by and between Mr. Fairbanks and the Company (the “Consulting Agreement”). Mr. Fairbanks retired and resigned from his position as Vice President, Chief Financial Officer and Treasurer of the Company effective as of the Transition Date. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-compete and non-solicitation covenants, and a typical release of claims, Mr. Fairbanks is permitted to exercise any vested options to purchase shares of common stock, par value $0.00001 per share, of the Company held by Mr. Fairbanks until the later of (i) one year from the Transition Date or (ii) one year from the date on which Mr. Fairbanks ceases to provide services under the Consulting Agreement, but in no event beyond April 1, 2024. Furthermore, pursuant to the terms of the Consulting Agreement, any previously granted unvested equity awards will continue to vest through the Consulting Period, subject to Mr. Fairbanks continuing to provide consulting and advisory services to the Company through each such vesting date.

Effective April 1, 2022, the Company promoted Ricardo C. Rodriguez, Chief Strategy Officer, to the position of Senior Vice President, Chief Financial Officer and Treasurer.

Ricardo C. Rodriguez, age 37, has been the Company’s Chief Financial Officer since April 2022. Mr. Rodriguez previously served as the Company’s Chief Strategy Officer since November 2021. Prior to joining the Company, from February 2019 to November 2021, Mr. Rodriguez was a Corporate Strategy Director at Aptiv PLC, a $15 billion automotive technology company where he led the establishment of its Vehicle Electrification Systems group, among other value-adding initiatives. From November 2015 to February 2019, Mr. Rodriguez has served as Senior Vice President of Finance and Human Resources at ClearMotion Inc. Previously, Mr. Rodriguez served in a variety of finance, planning and P&L leadership roles at General Motors Company’s OnStar division, Amazon and Fiat Chrysler Automobiles (now Stellantis). Mr. Rodriguez has also worked as an investment banker at Lazard, where he focused on automotive M&A and restructuring advisory. Mr. Rodriguez received his Bachelor of Science degree in Mechanical Engineering from General Motors Institute/Kettering University while working at Magna International and holds an MBA from Harvard Business School.

On March 29, 2022, the Company entered into an executive agreement with Mr. Rodriguez, effective as of April 1, 2022, through December 31, 2022 (the “Executive Agreement”). The material terms of the Executive Agreement are as follows:

The annual base salary for Mr. Rodriguez is set at $350,000 and he is eligible to receive a performance-based cash bonus (the “Performance Bonus”) as determined by the Company’s board of directors with a performance bonus target set at not less than 50%.

•

Upon termination by the Company not for cause or termination by Mr. Rodriguez for good reason prior to a change of control, Mr. Rodriguez is entitled to receive, following execution of a release, severance in an amount equal to the sum of his annual base salary then in effect plus his performance bonus target; a pro rata portion of the Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 12 months; and 6 months of outplacement services. For any such termination within 24 months after a change of control, Mr. Rodriguez is entitled to receive, following execution of a release, severance in an amount equal to twice the sum of his annual base salary and performance bonus target in effect at the time of termination; a pro rata portion of the Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 24 months; and 6 months of outplacement services.

•

Upon termination by the Company not for cause or termination by Mr. Rodriguez for good reason prior to a change of control, vesting of any options or stock-based awards outstanding will be accelerated by three months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months after a change of control, any options or stock-based award outstanding will become fully vested and exercisable as of the date of termination and, subject to any permitted action by the Company’s board of directors upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock options shall be exercisable for not less than one year from the date of termination.

The foregoing description of the Separation Agreement and Consulting Agreement and the Executive Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Consulting Agreement and the Executive Agreement, respectively, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2022.

There are no transactions to which the Company is a party and in which Mr. Rodriguez has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Rodriguez has not previously held any positions with the Company, except as disclosed herein, and has no family relationship with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: April 1, 2022	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Senior Vice President, Chief Financial Officer and Treasurer